                              STOCK SALE AGREEMENT

     THIS STOCK SALE AGREEMENT ("AGREEMENT") entered into this 11th day of September, 1996, by and between CONSOLIDATED FINANCIAL MANAGEMENT, INC., an Arizona Corporation, ("CFM"), Seller and U.S. TRANSPORTATION SYSTEMS, INC., a Nevada Corporation (hereinafter to referred to as "USTS") as Buyer.

                                 R E C I T A L S

     A. WHEREAS, CFM owns One Hundred Thousand (100,000) shares of Common stock in the entity known as BANCPRO-TRANSPORTATION, INC., an Arizona corporation, (hereinafter referred to as the "COMPANY");

     B. WHEREAS, USTS desires to purchase all of the One Hundred Thousand Shares of the COMPANY known as BANCPRO-TRANSPORTATION, INC.

     C. WHEREAS, CFM desires to sell all its shares of Common stock it owns in the COMPANY, in the manner hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises contained above, the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Incorporations. Recitals A through C are incorporated herein as though fully set forth herein.

     2.   Purchase Price and Sale of Shares of Stock. The purchase

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          price for the one Hundred Thousand shares of Common stock owned by CFM shall be:

               A. USTS Common Stock: Three Hundred Thousand (300,000) shares of USTS Common Stock to be issued to CFM and shall be registered with the SEC within ninety (90) days of the Closing date.

               B. Promissory Note: USTS shall issue a Promissory Note (the "Note") in favor of CMF for the sum of One Million One Hundred Fifty Thousand ($1,150,000) dollars. (Said Note is attached hereto and incorporated herein as Exhibit ("A"). The Note shall become fully due and payable on September 11, 1998. In connection with the Note, the following instruments shall be executed and delivered by the respective parties thereto at closing:

                    (i). As  additional  security  the COMPANY  shall  execute a
               Guarantee, fully guaranteeing the performance of USTS' obligations under the Note, in the form and content attached hereto and incorporated herein as Exhibit "B";

                    (ii). Furthermore, the COMPANY shall execute a Security Agreement and UCC-1 Financing Statement in which it shall pledge all assets of the COMPANY and all future assets of the COMPANY as collateral for performance of the Guarantee and the Promissory Note, in the form and content attached Hereto and incorporated herein as Exhibits "C" and "D";

                    (iii). Furthermore,  CFM, USTS and the COMPANY shall execute a Consulting Agreement in which CFM agrees to act as a consultant to USTS and the COMPANY, the form and content as attached hereto and incorporated herein as Exhibit "E".

     3. Closing. The closing ("CLOSING") shall take place on September 10th, 1996 at CONSOLIDATED FINANCIAL MANAGEMENT, INC. offices located at 6220 E. Thomas Road, Suite #300, Scottsdale,



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          Arizona  85251;  so long as all of the  terms and  conditions  of this
          AGREEMENT have been satisfied.

     4. Representations and Warranties of CFM. CFM represents and warrants to USTS, as follows:

               4.1 Ownership of Shares: CFM is the sole and beneficial holder of the One Hundred Thousand (100,000) shares, free and clear of any liens or encumbrances. There are no agreements, arrangements or understandings to which CFM is a party by which any of the shares are bound with respect to the acquisition, disposition, voting or pledging of the shares.

               4.2 Approval of AGREEMENT. The execution and delivery of this AGREEMENT has been authorized and approved where necessary by the current Shareholders of the COMPANY and current Board of Directors of the COMPANY and CFM, pursuant to the resolutions of the Shareholders of the COMPANY, the Board of Directors of CFM, and the Board of Directors of the COMPANY, the forms of which are hereby attached and incorporated as Exhibits "F", "G", and "H".

               4.3 Capitalization. The authorized capital stock of the COMPANY consists of One Hundred Thousand (100,000) shares of Common Voting Stock, no par value, all of which are issued and outstanding. The 100,000 shares represent (100%) percent of the issued and outstanding shares. All such shares were duly and validly authorized and issued and are fully paid and nonassessable.

               4.4 Financial Statements. The financial statements provided by CFM to USTS listed as Exhibit "I", are true and


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          correct. CFM warrants that the assets transferred into the COMPANY are
          One Million Two Hundred Seventy Two Thousand Three Hundred Ninety Four and 42/100*** ($1,272,394.42) Dollars worth of accounts receivables formerly owned by CFM. Furthermore, all accounts receivables that have been transferred were duly owned solely by CFM prior to being transferred to the COMPANY. Furthermore, the accounts receivable and all other assets transferred by CFM to the COMPANY are free and clear of any liens or encumbrances. Attached hereto as Exhibit "J" are all of the accounts receivables that are currently owned by the COMPANY. Furthermore, attached hereto as Exhibit "K" is a listing of all of the personal property owned by the COMPANY.

               4.5 Collectability of Receivables. CFM warrants the collectibility of One Million Two Hundred Fifty Thousand ($1,250,000) of the accounts receivables listed in Exhibit "J" are one hundred (100%) percent collectible. CFM shall reimburse to the COMPANY and/or USTS the dollar amount in excess of Twenty Two Thousand Three Hundred Ninety Four and 442/100*****($22,394.42) of any of the listed receivables that become deemed uncollectible. For purposes of this section, a listed receivable shall be deemed "uncollectible" if it is not collected by August 14, 1998.

     The COMPANY shall notify CFM by August 15, 1998, of any of the accounts receivables that is deemed uncollectible pursuant to this section 4.5. CFM shall have until August 31, 1998 to reimburse to the COMPANY the "uncollectible" accounts receivables. If CFM does not reimburse the COMPANY or USTS by August 31, 1998, then USTS shall have the right to deduct the dollar amount of the amount deemed "uncollectible" from the Promissory Note referenced herein. Furthermore, once the receivable is either reimbursed to the COMPANY or USTS by CFM, or the receivable is deducted from the amount of the Promissory Note referenced herein, then said receivable shall become the property of CFM.

               4.6 Payables. CFM warrants that it is responsible and shall continue to pay the rental company payables incurred prior to September 1st, 1996 as such amounts become due and payable. The balance of the rental company's payables as of September 1, 1996 is Two Hundred Eighty Nine Thousand Six Hundred Fifty Dollars 53/100**** ($289,650.53). If the COMPANY and/or USTS pays an obligation of CFM as provided in this section 4.6 then the COMPANY and/or USTS shall give CFM written notice for CFM to reimburse the amount paid within 30 days of the notice to either the COMPANY and/or USTS. If CFM fails to cure within the thirty (30) day period, then the amount paid by the COMPANY and/or USTS shall bear interest at the rate of ten (10%) percent per annum from the date of the notice to CFM until paid. If CFM has not reimbursed the COMPANY and/or USTS within the 30 day period, USTS shall have the option to offset the amount it or the COMPANY has paid against the amount USTS owes on the Promissory Note referenced herein A listing of the payables are attached hereto and incorporated herein as Exhibit "L".

               4.7 Tax Returns and Audits. The COMPANY was formed on June 27, 1996. Therefore, the COMPANY has not been required to file or caused to be filed any tax returns and tax reports to any State or Federal agency. However, in the event that there is a determination by any Federal or State taxing authority that there is income tax or state sales tax or any other tax obligations due by the COMPANY pertaining to any actions of the COMPANY prior to September 1, 1996, CFM shall indemnify and hold harmless the COMPANY of any such federal or state tax obligations of the COMPANY.

               4.8 Non-Litigation. The COMPANY is not involved in any suit or legal proceeding. Furthermore, CFM is not aware of any threatened suit or legal proceeding against the COMPANY.

               4.9 Real and Personal Property-Leased/Liened. Set forth on Exhibit "M" hereto is a description of each lease and lien under which the COMPANY is the lessee or debtor of any real or personal property. CFM has delivered to USTS a true correct and complete copy of each lease or lien identified on Exhibit "M". The premises or property described in such leases are presently occupied or used by CFM or the COMPANY as lessee. All rentals or other payments due under such leases have been paid and there exists no default under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent CFM or the COMPANY from exercising and obtaining the benefits of such leases or any options or rights contained therein. CFM or the COMPANY has all right, title and interest of the lessee under the terms of such leases, free of all liens, restrictions, encumbrances or rights of


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



          others of any kind and all such leases are valid and in full force and effect. There will be no default or basis for termination under any such lease and no consent of any lessor is required as a result of the transactions contemplated by this AGREEMENT.

               4.10 Arizona and Nevada Requirements. The COMPANY is currently authorized to do business in the States of Arizona and Nevada as evidenced by the certificate of good standing from the State of Arizona attached hereto and incorporated herein as Exhibit "N" and the corporate qualification certificate from the State of Nevada attached hereto and incorporated herein as Exhibit "O".

               4.11 Authority of CFM. CFM has the full, right, power and authority to execute this AGREEMENT and any attachments hereto.

          5. Representations and warranties of USTS. USTS represents and warrants to CFM as follows:

               5.1 Approval of AGREEMENT. The execution and delivery of this AGREEMENT has been authorized and approved the Board of Directors of USTS, the form of which is hereby attached and incorporated as Exhibit "P" USTS has the right, power, legal capacity, and authority to enter into, and perform their obligations under this AGREEMENT, and no approval or consent of any persons other than USTS is necessary in connection therewith.

               5.2 Agreement-Permissible. Neither the execution nor delivery of this AGREEMENT by USTS nor the performance of any of its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage or other agreement or instrument to which USTS is a party or by which it is bound.

               5.3 Authorization. USTS has the right, power, legal capacity, and authority to enter into, and perform its obligations under this AGREEMENT, and no approvals or consents of any persons other than USTS is necessary in connection therewith.

          6. Conditions to USTS's Obligations. All obligations of USTS under this AGREEMENT are subject to the fulfillment as of the CLOSING date of each of the following conditions:

               6.1   Representations   and   Warranties.   The   warranties  and
          representations made by CFM herein shall be true and correct in all material respects at the Closing date.

               6.2 Performance. Each of the obligations of CFM to be performed on or before the CLOSING date pursuant to the terms of this AGREEMENT shall have been duly performed, and USTS shall not have discovered any material error, misstatement or omission in the representations and warranties made by them.

               6.3 Execution of Attachments. All exhibits to this AGREEMENT have been duly executed by all parties required for each exhibit.

               6.4 Litigation. No suit of any kind shall have been commenced against the COMPANY or CFM challenging the transactions provided for under this AGREEMENT shall have been commenced.

          7. Conditions to CFM's Obligations. All obligations of CFM under this AGREEMENT are subject to the fulfillment as of the CLOSING date of each of the following conditions:

          7.1 Representations and Warranties. The warranties and representations made by USTS herein shall be true and correct in all material respects at the CLOSING date.

               7.2 Performance. Each of the obligations of USTS to be performed on or before the CLOSING date pursuant to the terms of this AGREEMENT shall have been duly performed, and CFM shall not have discovered any material error, misstatement or omission in the representations and warranties made by them.

               7.3 Execution of Attachments. All exhibits to this AGREEMENT have been duly executed by all parties required for each exhibit.

               7.4   Litigation.   No  suit  or   proceeding   challenging   the
          transactions provided for under this AGREEMENT shall have been commenced.

     8.   Indemnification.

               8.1 USTS shall indemnify and hold harmless CFM against any loss, damage or expense (including court costs and reasonable attorney's fees), (collectively "Damages"), suffered by CFM resulting from:

               (a)  any breach by USTS of this AGREEMENT; and

               (b) any inaccuracy in or breach of any representations, warranties or covenants made herein or in any documents, certificates or exhibits delivered in accordance with the provisions of the AGREEMENT by USTS; and

               (c) any claim made by a third party alleging facts which, if true, would entitle CFM to indemnification pursuant to 8(a) or 8(b) above.

               8.2 CFM shall indemnify and hold harmless USTS against any loss, damage or expense (including court costs and reasonable attorney's fees), (collectively "Damages"), suffered by USTS


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


          resulting from:

               (a) any breach by CFM of this AGREEMENT; and

               (b) any inaccuracy in or breach of any representations, warranties or covenants made herein or in any documents, certificates or exhibits delivered in accordance with the provisions of the AGREEMENT by CFM; and

               (c) any claim made by a third party alleging facts which, if true, would entitle USTS to indemnification pursuant to 8(a) or 8(b) above.

               8.3 Right to Defend Etc. Within fifteen (15) days after the written assertion against an indemnified party by a third person of a claim or liability which would entitle the indemnified party to damages, the indemnified party shall give written notice of the claim to the party obligated to indemnify it ("INDEMNIFYING PARTY"). Failure to give such notice, or delay materially prejudicial to the interests of the INDEMNIFYING PARTY, shall relieve the INDEMNIFYING PARTY of any obligation of indemnification with respect to such claim or liability. Upon receipt of timely notice, the INDEMNIFYING PARTY shall undertake the responsibility for the defense of such claim, at its own expense. If, within fifteen (15) days after delivery of the notice of claim by the indemnified party, the INDEMNIFYING PARTY fails to advise the indemnified party of its agreement to contest and defend against any such claim, or if the INDEMNIFYING PARTY does not participate in such litigation, proceedings, or settlement negotiations, for any reason, then the indemnified party shall have the right, at the INDEMNIFYING PARTY's expense, to take such action as it deems appropriate to defend, contest, settle, or compromise any such claim or liability, and the INDEMNIFYING PARTY agrees to be bound


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          by any  and  all  rulings,  judgments,  compromises,  and  settlements reached by the indemnified party in good faith, in the same manner as if it had participated therein.

               8.4 Payment. Each INDEMNIFYING PARTY agrees to reimburse each Indemnified party within thirty (30) days after presentation of an itemized statement of damages incurred by such indemnified party. In computing the amount of damages due to an Indemnified party under this
          Section 8, aggregate amount due shall be reduced by:

               (a) any resultant net economic benefit inuring to the Indemnified
               party,  as  determined  by  the  independent   Certified   Public
               Accountants of the Indemnified party; and

               (b) the proceeds of any recoveries actually received by the Indemnified party and not assigned to the INDEMNIFYING PARTY.

     9.   Termination and Abandonment.

               9.1 Mutual Agreement. This AGREEMENT may be terminated and abandoned at any time prior to the CLOSING date by the mutual written consent of both parties.

               9.2 Failure of CFM's Conditions. This AGREEMENT may be terminated by USTS if at the CLOSING date the conditions set forth in Section 6 of this AGREEMENT shall not have been met by CFM or waived by USTS.

               9.3 Failure of USTS's Conditions. This AGREEMENT may be terminated by CFM if at the CLOSING date the conditions set forth in
          Section 6 of this AGREEMENT shall not have been met by USTS or waived by CFM.

     10.  Non-Compete.


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


               10.1 Non--Competition by CFM and its Directors. CFM and the following of its Directors, JC Cannon, Nicholas Markette, Ross Murphy and C. William Mulligan, III, agree that they shall not, either directly or indirectly, carry on or engage in, or have any interest in any person, firm, corporation or business (whether as an owner, shareholder (except for less than two percent (2%) of any listed company traded on the Public Stock Exchange), member, trustee, security holder, consultant, employee, agent, officer, director, partner or other participant) that engages in any business activity which is the same as, or similar to or in competition with the activity of the COMPANY or any successor as then conducted within any metropolitan area in which the COMPANY or any successor then does business for a ten (10) year period subsequent to the Closing date of this AGREEMENT. To the extent the language of the covenants may restrict competition to a greater degree than that permitted by such applicable law, that portion thereof shall be ineffective but the provisions of the covenants shall nevertheless remain effective with respect to such portions thereof as shall be permitted by such applicable law. Attached hereto and incorporated herein as Exhibit "Q", is the Acknowledgement of Directors of the terms and conditions that they are bound by pursuant to this section 10.1.

          11. Authorization of Use of the Tradename "BANCPRO". USTS acknowledges that CFM and its parent company, BANCPRO, Inc., are the registered owners of the tradename BANCPRO. USTS acknowledges that CFM and its parent company, BANCPRO Inc., have given their


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     consent to the COMPANY to include the  tradename  BANCPRO in the  COMPANY'S corporate name and to use such tradename in all operational activities of the COMPANY. USTS acknowledges that this AGREEMENT does not give to it or any other entity it has an ownership interest in any right, title or interest in the tradename BANCPRO other than the use of "BANCPRO" by the COMPANY. USTS agrees that it or any other entity it has an ownership interest in shall not use the tradename BANCPRO in the formation or creation of any entity or any other use USTS may desire without the express written consent of CFM and BANCPRO, Inc.

          A. USTS acknowledges that its, or any other entity it has an ownership interest in, unauthorized use of the tradename, "BANCPRO" will have a materially adverse effect on CFM/BANCPRO, Inc. for which damages may be difficult to ascertain. USTS thereby agrees that in addition to and not in lieu of any other rights or remedies that CFM/BANCPRO, Inc. may have, CFM and/or its parent company BANCPRO, Inc. shall have a right to an immediate injunction enjoining any such use.

     12.  Miscellaneous Provisions.

               12.1 Entire  Agreement and Waiver.  This  AGREEMENT  contains the entire agreement between the parties hereto and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto, relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this AGREEMENT. No supplement, modification, or amendment of any term, provision or condition of this AGREEMENT shall be binding unless executed in writing by all parties. No waiver of any term, provision, or condition of this


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


          AGREEMENT whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

               12.2 Exhibits. All exhibits attached hereto and referred to herein are an integral part of this AGREEMENT and are incorporated herein by reference hereby.

               12.3 Representations and Warranties. Each or the representations and warranties contained in this AGREEMENT, in any attachment hereto, or any certificate delivered in connection herewith, shall be considered a material warranty and representation which was made as a substantial inducement to the execution of this AGREEMENT and any breach of any such representation and warranty shall be considered a material breach of this AGREEMENT.

               12.4 Survival of Representations Warranties, and Covenants. All statements contained in any exhibit, document, certificate or other instrument delivered by or on behalf of any party hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made pursuant to this AGREEMENT by such party. The representations, warranties, covenants and agreements contained in this AGREEMENT shall survive the CLOSING of the transactions that are the subject matter of this AGREEMENT and any investigation made by any party or such party's representative shall not constitute a waiver thereof and no such representation, warranty, covenant or agreement shall be merged into any document or instrument executed or delivered in connection with this AGREEMENT.

               12.5 Interpretations and Definitions. The parties agree that each party and its counsel have reviewed and revised this AGREEMENT and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this AGREEMENT. In this AGREEMENT whenever the context so requires, the gender includes the neuter, feminine and masculine and the number includes the singular and the plural and the words "person" and "party" include an individual, corporation, partnership, firm, trust or association.

               12.6 Headings. The subject headings of articles, sections and paragraphs in this AGREEMENT are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify, or aid in the meaning, construction or interpretation of any of the provisions of this AGREEMENT.

               12.7 Relationships. Nothing contained in this AGREEMENT shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or any association between or among the parties hereto.

               12.8 Parties in Interest. Nothing in this AGREEMENT whether expressed or implied, is intended to confer any rights or remedies under or by reason of this AGREEMENT on any persons other than the parties to it and their respective heirs, representatives, successors and permitted assigns, nor is anything in this AGREEMENT intended to relieve or discharge the obligations or liabilities of any third persons to any party to this AGREEMENT, nor shall any provision hereof give any third persons any right of subrogation against or action over against any party to this AGREEMENT.

               12.9 Governing Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Arizona shall govern the validity of this AGREEMENT, the construction of its terms and the interpretation of the rights and duties of the parties.

               12.10 Remedies Not Exclusive and Waiver. No remedy conferred by any of the specific provisions of this AGREEMENT is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder of now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

               12.11 Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this AGREEMENT, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the prevailing party or parties all costs, expenses and reasonable attorneys' fees incurred herein by such party or parties (including without limitation such costs, expenses and fees on any appeal),



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          and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in as part of such judgment

               12.12 Notices. All notices, requests, demands or other communications ("notices") under this AGREEMENT shall be in writing and shall be either delivered personally to the party to whom notice is to be given, mailed by a reputable overnight courier service or mailed in the United States mail, first class, postage prepaid, registered or certified, return receipt requested and properly addressed as follows:

               (a)  If to CFM, (SELLERS):

                    JC Cannon, President
                    Consolidated Financial Management, Inc.
                    6220 E. Thomas Road, Suite #300
                    Scottsdale, Arizona 85251

               (b)  If to USTS, (BUYERS):

                    Mike Margolios, President
                    U.S. Transportation Systems, Inc.
                    33 West Main Street, #205
                    Elmsford , New York 10523

     Any notice which is personally delivered shall be deemed to be given upon the date of delivery. Any notice which is mailed by a reputable overnight courier service shall be deemed to be given on the day following deposit with such overnight courier service. Any notice which is mailed shall be deemed to be given three days after the deposit of same into the United States mail, as above provided. Any person named above may change the address to which notices are sent to it by giving written notice thereof to all other persons referred to above in the manner provided above.




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               12.13 Time is of the  Essence of this  AGREEMENT.  Time is of the essence of this  AGREEMENT.  This AGREEMENT  shall be binding upon the
          heirs,   personal    representatives,    executors,    administrators,
          successors, and assigns of the respective parties hereto.

               12.14 Severability. Should any part, term or provision of this Agreement or any document required herein to be executed be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

               12.15 Counterparts. This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, said parties have hereunto set their hands and seals the day and year above written.

CONSOLIDATED FINANCIAL MANAGEMENT INC

/s/JC CANNON
---------------------------------
BY: JC CANNON, President

U.S. TRANSPORTATION SYSTEMS, INC

/s/ TERRY A WATKINS
---------------------------------
BY: TERRY A WATKINS, Executive
Vice President/CFO

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